EXHIBIT 5

                    Opinion of Kennedy, Baris & Lundy, L.L.P.


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                  [KENNEDY, BARIS & LUNDY, L.L.P. LETTERHEAD]

                                ATTORNEYS AT LAW
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
TEXAS OFFICE:                     SEVENTH FLOOR                MARYLAND OFFICE:
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 FAX: (210) 228-0781                                         FAX:  (301) 654-1733
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                                November 2, 1998

Board of Directors
FCNB Corp
7200 FCNB Court
Frederick, Maryland  21703

Ladies and Gentlemen:

     As counsel to FCNB Corp (the "Company"), we have participated in the preparation of the Company's Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the issuance of up to 413,327 shares of the Company's Common Stock (the "Shares") in connection with the proposed merger of Frederick Underwriters, Inc., Carroll County Insurance Agency, Inc. and Phillips Insurance Agency, Inc. with and into the Company.

     As counsel to the Company, we have examined such corporate records, certificates and other documents of the Company, and have made such examinations of law and inquiries of such officers of the Company, as we have deemed necessary or appropriate for purposes of this opinion. Based upon such examinations we are of the opinion that the Shares, when issued in the manner set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable shares of the Common Stock of the Company.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-4 filed by the Company, and to the reference to our Firm contained therein under the caption "Legal Matters."

                                            Very truly yours,

                                            /s/ Kennedy, Baris & Lundy, L.L.P.